Schedule 14A Information

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Good Times Restaurants Inc.

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Dear Stockholders:

Last year at this time I reported to you significant new plans for the Company for our 2001 fiscal year that would take us in an exciting new direction. I am pleased to report that each of the initiatives I laid out in last year's shareholder letter related to the repositioning of the Good Times concept are substantially complete and are beginning to reflect the kind of results we had hoped for. We are successfully making the move from Good Times Drive Thru Burgers to Good Times Burgers & Frozen Custard, creating a unique niche for our brand in the industry. The repositioning included the introduction of fresh frozen custard, an updated logo and graphics design and the investment of over $1.5 million in new signage, equipment and building remodels. We expect the success of that repositioning will propel a sustained growth strategy for the coming years.

Immediately after we began actively promoting our repositioning and the introduction of fresh frozen custard on July 29, August, September, October and November 2001 same store sales increased 7.8%, 12%, 13.8% and 20%, respectively, over last year. All but two of our stores in the Denver metro area have completed the transition and those two will be complete by January 2002. These recent sales results are being driven by exactly the kind of change in our customer base and patronage patterns that we had anticipated. A broader demographic profile of our customers is evolving, adding to the 18 to 34 year old, heavy male influence of the core quick service restaurant customer one that includes more women and a wider age range. We have added an entirely new reason for these customers to use Good Times with a product line that does not cannibalize our core menu sales, but rather enhances the equity we have built in our brand based on high quality products and attentive service. Not only are we attracting an entirely new customer to Good Times, our existing customers are using us with higher frequency for an entirely new occasion and product.

We believe that frozen custard has the potential to represent over 25% of our sales over time as we complete the repositioning and change the way the consumer thinks about Good Times. Our key initiatives for fiscal 2002 are:

  the continued repositioning of our brand to Good Times Burgers & Frozen Custard, which will include additional products and increased levels of advertising, increasing our leadership in speed of service and the overall friendliness and attentiveness of our employees, implementation of a modified building design on new sites to optimize efficiencies for our core menu customer while offering an enhanced experience for our frozen custard customer, and accelerating the pace of new restaurant development.

We anticipate that these initiatives will provide a multi-layered growth in sales and profits driven by double digit same store sales growth, improved operating margins due to the operating leverage from the increased sales and a lower overall cost of sales, and the acceleration of new company-owned and franchised restaurant development. The initial results are providing an improved unit level return on investment which in turn allows us to be more competitive for prime real estate locations. Our goal is to increase our average unit sales to over $1 million and add more than twenty new locations to Colorado.

During fiscal 2001, total revenues increased 12.4% to $16,646,000. Same store sales increased 2% and our net loss decreased to $81,000 from $274,000 last year. We were able to show positive sales growth in our core menu in a very competitive environment through a tight focus on store level execution, increased promotion of a new value story that did not require any discounting of our core products and continued differentiation through the development of unique tasting burgers. We also garnered ten awards for the creative execution of our advertising campaign "We're Gonna Be Big." Our operating margins were under pressure during the year due to increased health insurance costs and an increase of 8.6% in the average hourly wage for restaurant employees. We anticipate an improvement in our restaurant operating margin for 2002, based on higher average store sales, a lower cost of sales and a leveling off of the labor increases we've experienced the last two years.

While the repositioning initiatives in fiscal 2001 took approximately three months longer than we had originally hoped, the initial results are exceeding our expectations. We are creating a unique niche in quick service restaurants for Good Times, a niche that can provide a superior return on investment, a unique brand identity and a sustainable competitive advantage. Our goal for 2002 is to complete what we've just begun and build lasting points of difference around high quality burgers and frozen custard with the best service in the industry. Historically, our smaller size has been a disadvantage against the 800 pound gorillas in the quick service hamburger segment. We are turning that into an advantage as we develop our unique niche and brand personality. I look forward to sharing both our results and the impact that will have on our future growth as the year progresses and I encourage you to read the accompanying Form 10-KSB for further information to consider in connection with the forward-looking statements above. We appreciate your investment and participation in Good Times.

"We're Gonna Be Big!"

Sincerely,

/s/ Boyd Hoback

Boyd E. Hoback

President and Chief Executive Officer

Good Times Restaurants Inc.

December 21, 2001

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Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January 25, 2002

To the shareholders of Good Times Restaurants Inc.:

An annual meeting of the shareholders of Good Times Restaurants Inc. will be held at the Good Times corporate offices located at 601 Corporate Circle, Golden, Colorado 80401 on January 25, 2002 at 2:00 p.m. local time. The purposes of the meeting are to:

    elect seven directors to serve during the next year,
    approve a new 2001 Stock Option Plan,
    transact any other business which may properly come before the meeting.

The enclosed proxy statement contains additional information about the annual meeting. All shareholders of record at the close of business on December 14, 2001 may vote at the meeting.

All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy card. A business reply envelope is enclosed for your convenience. The delivery of a proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

/s/ Susan Knutson

Susan Knutson

Secretary

December 21, 2001

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

PROXY STATEMENT

General

This proxy statement contains information about the annual meeting of shareholders of Good Times Restaurants Inc. to be held at the Good Times corporate offices located at 601 Corporate Circle, Golden, Colorado on Friday, January 25, 2002 at 2:00 p.m. local time. The Good Times Restaurants board of directors is using this proxy statement to solicit proxies for use at the meeting. This proxy statement and the enclosed proxy card and Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 are being mailed to you on or about December 21, 2001.

Purpose of the Annual Meeting

At the annual meeting shareholders will vote on the following matters:

1. the election of seven directors to serve during the next year,

2. the approval of the 2001 Stock Options Plan, and

Who Can Vote

Only shareholders of record at the close of business on the record date of December 14, 2001 are entitled to receive notice of the annual meeting and to vote the shares of Good Times Restaurants common stock they held on that date. As of December 14, 2001, there were 2,252,030 shares of Good Times Restaurants common stock outstanding. Holders of Good Times Restaurants common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast "For" the nominees for election as directors and "For" approval of the 2001 Stock Option Plan.

Revoking a Proxy

You may revoke a proxy before the vote is taken at the meeting by:

    submitting a new proxy with a later date,
    by voting at the meeting, or
    by filing a written revocation with Good Times Restaurants' corporate secretary.

Your attendance at the meeting will not automatically revoke your proxy.

Quorum and Voting Requirements

A majority of the outstanding shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at the annual meeting. If a quorum is present, the election of directors and approval of the 2001 Stock Option Plan will be determined by a majority of votes cast by the shareholders entitled to vote. If a quorum is not present the meeting may be adjourned until a quorum is obtained. The proxies may be voted at any reconvened meeting after any adjournment or postponement of the annual meeting.

Abstentions and broker "non-votes" will be treated as shares that are present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker is not permitted to vote on a matter without instruction from the beneficial owner of the shares and no instruction is given. Abstentions and broker non-votes will result in the director nominees and the 2001 Stock Option Plan proposal receiving fewer votes.

Payment of Proxy Solicitation Costs

All of the expenses involved in preparing and mailing this proxy statement and the enclosed materials and all costs of soliciting proxies will be paid by Good Times Restaurants. In addition to solicitation by mail, proxies may be solicited by Good Times Restaurants officers and regular employees by telephone or personal interview. These individuals will not receive any compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and Good Times Restaurants may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

ITEM 1 FOR VOTING - ELECTION OF DIRECTORS

All directors of Good Times Restaurants are elected annually. At this meeting seven directors are to be elected to serve for the next year or until their successors are elected and qualified. The nominees for directors are identified below, all of whom are currently serving as a director of Good Times Restaurants. Each nominee has consented to serve as a director if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the person named in the proxy intends to vote in his discretion for a substitute who will be designated by the board of directors.

The Good Times Restaurants board of directors as a whole acts as the nominating committee for the selection of nominees for election as directors. The board will consider suggestions by shareholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of Good Times Restaurants by August 15 in any year.

The board of directors recommends voting "For" electing the nominees.

Nominees for Election as Directors

The director nominees of Good Times Restaurants are as follows:

Name	Age	Director Since
Geoffrey R. Bailey	50	October 1996
Dan W. James, II	54	December 1990
Boyd E. Hoback	46	February 1992
Richard J. Stark	61	July 1990
Thomas P. McCarty	48	April 1994
Alan A. Teran	56	April 1994
David E. Bailey	46	October 1996

Each director nominee's business experience during the past five years, along with other biographical information, is discussed below.

Geoffrey R. Bailey. Mr. Bailey is chairman of the board of directors of Good Times Restaurants, a position which he has held since October 1996. He is also a director of The Erie County Investment Co., which owns 99% of The Bailey Company, a large franchise owner of Arby's restaurants and a franchisee and joint venture partner of Good Times Restaurants. He joined The Erie County Investment Co. in 1979. Mr. Bailey is a graduate of the University of Denver with a Bachelor's Degree in Business Administration.

Dan W. James, II. Mr. James is one of the co-founders of Round the Corner Restaurants, which initially developed the Good Times Drive Thru restaurant concept beginning in 1986. Mr. James devotes the majority of his business time to the management of private investments.

Boyd E. Hoback. Mr. Hoback is president and chief executive officer of Good Times Restaurants, a position which he has held since December 1992.

Richard J. Stark. Mr. Stark is president of Boulder Asset Management, a firm that he founded in 1984 and which advises several large individual investors.

Thomas P. McCarty. Mr. McCarty has spent the last 27 years in the food service industry, including 12 years owning and operating his own group of restaurants, working for a major food service distributor, and working for and eventually owning a real estate brokerage company which specialized in restaurant real estate and consulting. He was recently the vice president for development of Rock Bottom Restaurants, Inc. Mr. McCarty has a B.S. in Accounting and a B.S. in Journalism from the University of Colorado.

Alan A. Teran. Mr. Teran has spent the past 27 years working in the restaurant industry, including serving as president of Cork & Cleaver. He was one of the first franchisees of Le Peep Restaurants. Mr. Teran is also a director of Boulder Valley Bank and Trust and Morton's Restaurant Group, which is the operator of Morton's Steak Houses and Bertolini's. Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

David E. Bailey. Mr. Bailey is a director and executive officer of The Erie County Investment Co., which owns 99% of The Bailey Company, a large franchise owner of Arby's restaurants and a franchisee and joint venture partner of Good Times Restaurants. He joined The Erie County Investment Co. in 1980. Mr. Bailey manages the day-to-day operations of The Erie County Investment Co. and its subsidiaries. He received his Bachelor of Finance Degree from the University of Colorado and his Masters Degree in Business Administration in Construction Management and Real Estate from the University of Denver in 1993.

There are no family relationships among the directors except for Geoffrey R. Bailey and David E. Bailey, who are brothers and principals of The Bailey Company. Geoffrey R. Bailey is a director and David E. Bailey is a director and executive officer of The Erie County Investment Co., which owns 99% of The Bailey Company. There are no arrangements or understandings between any director and any other person under which that director was elected except for Geoffrey R. Bailey and David E. Bailey, who were elected to the board of directors under the Series A Convertible Preferred Stock Purchase and Sale Agreement entered into with Good Times Restaurants in May 1996 (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - The Bailey Company").

Board and Committee Meetings and Director Compensation

Good Times Restaurants has a compensation committee of the board of directors, which oversees the administration of the employee benefit plans and establishes compensation policies. The members of the compensation committee are Geoffrey R. Bailey, Richard J. Stark, Thomas P. McCarty and Alan A. Teran. All members except Geoffrey R. Bailey are independent directors under the Nasdaq listing standards.

The audit committee assists the board of directors in fulfilling its oversight responsibilities concerning financial reporting, and operates under a written charter. The members of the audit committee are Richard J. Stark, Thomas P. McCarty and Alan A. Teran, all of whom are independent directors under the applicable Nasdaq Stock Market listing standards.

Five meetings of the board of directors, one meeting of the compensation committee and one meeting of the audit committee (including regularly scheduled and special meetings) were held during the last full fiscal year. No member of the board of directors attended fewer than 75% of the meetings.

Each non-employee director receives $500 for each board of directors meeting attended. Members of the compensation and audit committees generally each receive $100 per meeting attended. However, where both compensation and audit committee meetings are held at the same gathering only $100 is paid to each attendee for that gathering.

Audit Committee Report

Good Times Restaurants management is responsible for the internal controls and financial reporting process for Good Times Restaurants. The independent accountants for Good Times Restaurants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The audit committee's responsibility is to monitor and oversee these processes.

In this context, the audit committee met and held discussions with management and the independent accountants concerning the Good Times Restaurants financial statements for the fiscal year ended September 30, 2001. Management represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent accountants that firm's independence.

Based on the audit committee's review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Good Times Restaurants Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 for filing with the SEC.

Respectfully submitted,

Richard J. Stark

Thomas P. McCarty

Alan A. Teran

ITEM 2 FOR VOTING - APPROVAL OF THE 2001 STOCK OPTION PLAN

Good Times Restaurants shareholders are being asked to approve the 2001 Stock Option Plan that provides for the granting of stock options to employees, directors and consultants to purchase up to a total of 150,000 shares of common stock.

The 2001 Stock Option Plan was adopted by the board of directors on December 12, 2001 since the ten-year terms of the 1992 Incentive Stock Option Plan and the 1992 Non-Statutory Stock Option Plan discussed below will expire in April 2002 and the board determined that it was in the best interests of Good Times Restaurants to continue to have stock options available under a stock option plan to grant to key employees, directors and consultants for incentive compensation purposes. The board of directors believes that the continued availability of stock options is important to Good Times Restaurants and helps to enhances shareholder value by increasing the ability to attract, retain and motivate key employees, directors and consultants by providing them with a means to purchase Good Times Restaurants common stock which can become more valuable if the market price of Good Times Restaurants common stock increases.

Since the board of directors believes that the 2001 Stock Option Plan will help to attract, retain and motivate key employees, directors and consultants and enhance shareholder value, the board of directors recommends voting "For" approval of the 2001 Stock Option Plan.

1992 Stock Option Plans

The existing 1992 Incentive Stock Option Plan provides for grants of incentive stock options, which are intended to qualify for special tax treatment for employee optionees. The 1992 Non-Statutory Stock Option Plan provides for grants of so-called nonstatutory stock options, which are stock options not intended to be subject to the statutory tax law restrictions required for the special tax treatment available for incentive stock options.

The 1992 plans currently provide for the grants of options to purchase up to a total number of shares of common stock as follows:

1992 Incentive Stock Option Plan	525,000
1992 Non-Statutory Stock Option Plan	125,000
650,000

Options have been granted and remain outstanding under the 1992 plans to purchase a total number of shares of common stock as follows:

1992 Incentive Stock Option Plan	426,871
1992 Non-Statutory Stock Option Plan	125,000
551,871

Accordingly, 98,129 shares of common stock remain available for additional options under the 1992 plans.

The ten-year terms for both of the 1992 plans will expire in April 2002 and the board of directors has determined that if the shareholders approve the 2001 Stock Option Plan no additional options will be granted under 1992 plans. Instead, any new stock options will be granted under the 2001 Stock Option Plan. No options have been granted to date under the 2001 Stock Option Plan. Although the levels and recipients of future stock option grants under the 2001 Stock Option Plan are not currently determinable since such grants will be based in part upon the future performance and the relative incentive compensation objectives for possible recipients, options were granted under the 1992 plans in October 2000 (for the fiscal year ended September 30, 2001) and October 2001 (for the fiscal year ending September 30, 2002) to purchase the total number of shares of common stock as follows:

	October 2000	October 2001
Boyd E. Hoback, Chief Executive Officer	2,500	63,049
All current executive officers as a group	7,500	84,571
All current directors/director nominees who are not executive officers as a group	12,000	14,430
All employees, including all current officers who are not executive officers, as a group	14,100	34,330
Total	36,100	196,380

2001 Stock Option Plan

The following is a summary of the principal features of the 2001 Stock Option Plan. You should refer to the complete 2001 Stock Option Plan attached to this proxy statement for detailed information about the plan.

Total Shares of Stock Available

The total number of shares of Good Times Restaurants common stock which may be issued under the plan upon the exercise of stock options granted under the plan is 150,000. This number reflects the 98,129 shares of common stock that remain and otherwise could be issued under the 1992 plans and an additional 51,871 shares of common stock to allow for possible future grants of new options in place of outstanding options under the 1992 plans which are expected to expire unexercised over the next two years. This number is subject to automatic adjustment as appropriate to reflect any subsequent stock splits or similar stock adjustment events. Subject to this total limit of shares which may be issued under the plan, the board of directors will have discretion in determining the relative and overall size of option grants under the plan.

Eligible Participants

All employees, directors and consultants of Good Times Restaurants or any subsidiary are eligible to participate in the plan. Approximately 573 individuals are eligible to participate in the plan. However, as discussed below the board of directors has discretion to determine which of the persons eligible to participate in the plan are to be granted options, and based on prior annual stock option grants under the 1992 plans Good Times Restaurants expects that approximately 35 individuals may be granted stock options under the plan in any fiscal year. The board of directors contemplates issuing options under the plan over an extended uncertain period of time and anticipates that stock options will be issued both to present and to future key employees, directors and consultants.

Persons to be granted stock options will be selected at the discretion of the board of directors from among those eligible participants based on a determination of their performance and their position to contribute materially to Good Times Restaurants' continued growth and development and to its long-term success.

Option Types and Restrictions

The plan provides for grants of both incentive stock options, which can be granted only to employees, and nonstatutory stock options, which can be granted to employees, directors and consultants.

Incentive stock options allow for special tax treatment for the employee optionee, but in turn are subject to tax law restrictions which require that the option:

1. have an exercise price of not less than 100% of the market price of Good Times Restaurants common stock on the date the option is granted (or no less than 110% in the case of an optionee who is a ten percent or more shareholder),

2. be nontransferable by the optionee,

3. be terminated if not exercised within 3 months of an optionee's termination of employment with Good Times Restaurants, and

4. have a term of no more than ten years (five years in the case of an optionee who is a ten percent or more shareholder).

Nonstatutory stock options are not subject to the above tax law restrictions. However, the plan provides that nonstatutory stock options will be subject to transferability restrictions, terminations provisions based on the continuing status of the optionee with Good Times Restaurants, and will have a term of no more than ten years.

Vesting and Exercise Provisions

Options granted under the plan will be subject to such general vesting and exercisability provisions as the board of directors deems appropriate. Options will be accelerated to fully vest just before the completion of an acquisition of Good Times Restaurants or a similar event.

The exercise price to be paid to Good Times Restaurants upon exercise of an option may be paid in cash or in any other form of legal consideration that may be acceptable to the board of directors.

Amendments

The board of directors may amend the plan at any time. However, the plan provides that the shareholders must approve any amendment which increases the total number of shares of common stock reserved for options granted under the plan and any amendment for which shareholder approval is otherwise required by tax law for incentive stock options or by other regulatory requirements, such as the Nasdaq Stock Market listing requirements.

Termination

Unless terminated earlier by the board of directors, the plan will terminate on the ten-year anniversary date of December 12, 2011, after which no options may be granted under the plan. The board of directors may suspend or terminate the plan at any earlier time.

Federal Income Tax Consequences

The principal federal income tax consequences of the grant and exercise of options under the plan are generally as follows:

Incentive Stock Options

1. Upon the grant of an incentive stock option, the optionee will have no taxable income and Good Times Restaurants will have no tax deduction.

2. The tax consequences upon exercise of the incentive stock option and later disposition of the shares of common stock acquired thereby depend on whether the optionee satisfies the holding period rule whereby the optionee must hold the shares for more than one year after exercise and two years after the date of grant of the option.

3. If the optionee satisfies the holding period rule, the optionee will not realize income upon exercise of the incentive stock option (although the excess of the fair market value of the shares on the date of exercise over the exercise price must be included as an adjustment in computing alternative minimum taxable income) and Good Times Restaurants will not be allowed a tax deduction at any time. The difference between the exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or loss, as the case may be.

4. If the optionee fails to observe the holding period rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the fair market value at the date of exercise over the exercise price will be treated as ordinary income to the optionee, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on whether the shares were held for more than one year after the option was exercised) and Good Times Restaurants will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

Nonstatutory Stock Options

1. Upon the grant of a nonstatutory stock option, the optionee will have no taxable income and Good Times Restaurants will have no tax deduction.

2. Upon the exercise of a nonstatutory stock option, the optionee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the underlying shares of common stock at the time the option is exercised over the exercise price of the option for such shares.

3. The amount of income recognized by the optionee will be deductible by Good Times Restaurants as compensation expense in the year in which ordinary income is recognized by the optionee by reason of exercise of the nonstatutory stock option.

4. An optionee's basis for the shares of common stock acquired by exercising the nonstatutory stock option will be the option exercise price plus any amount recognized as ordinary income by reason of the exercise of the option.

5. Upon the sale of the common stock acquired by exercising a nonstatutory stock option, capital gain or loss will be realized by the optionee in the amount by which the sales price is greater or less than the basis of such stock. Such gain or loss will be long-term or short-term depending on whether the shares were held for more than one year after the option was exercised.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of Good Times Restaurants common stock as of December 14, 2001 by each person known by Good Times Restaurants to be the beneficial owner of five percent or more of the shares of Good Times Restaurants common stock, each director and the executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

Name and address of beneficial owner	Number of shares beneficially owned	Percent of class**
Principal shareholders
The Bailey Company, LLLP(1)	846,512 (2)	37.18%

The Erie County Investment Co.(1)	888,292 (2)	39.44%

Paul T. Bailey(1)	954,292 (3)	42.37%

Management and Directors
David E. Bailey, Director (1)	26,500 (5)	1.17%

Geoffrey R. Bailey, Chairman (1)	54,850 (5)	2.42%

Dan W. James, II, Director (1)	70,280 (4), (5)	3.10%

Boyd E. Hoback, Director and executive officer (1)	8107,236 107,982 (7)	4.45%

Richard J. Stark, Director Meridian One 9785 Maroon Circle, #130 Englewood, CO 80112	21,100 (6)	*

Thomas P. McCarty, Director 7992 Orion Way Arvada, CO 80007	16,500 (6)	*

Alan A. Teran, Director 2126 Knollwood Drive Boulder, CO 80302	28,900 (6)	1.27%

Robert D. Turrill, executive officer (1)	51,328 (8)	2.21%

Scott G. LeFever, executive officer (1)	45,140 (8)	1.94%

All directors and executive officers as a group (9 persons including those named above)	422,580 (9)	15.87%

_______________________

* Less than one percent.

** Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

(1) The address for this shareholder is 601 Corporate Circle, Golden, CO 80401.

(2) The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of Good Times Restaurants common stock held by The Bailey Company. The Erie County Investment Company also owns 41,780 shares of Good Times Restaurants common stock in its own name. Geoffrey R. Bailey and David E. Bailey are directors and executive officers of The Erie County Investment Company. Geoffrey R. Bailey and David E. Bailey disclaim beneficial ownership of the shares of Good Times Restaurants common stock held by The Bailey Company and The Erie County Investment Company. See footnote (3) below.

(3) Includes 846,512 shares held of record by The Bailey Company and 41,780 shares held of record by The Erie County Investment Co. Paul T. Bailey is the principal owner of The Erie County Investment Co. and may be deemed the beneficial owner of shares held by The Erie County Investment Co. and The Bailey Company. Paul T. Bailey disclaims beneficial ownership of the shares held by The Erie County Investment Co. and The Bailey Company. Paul T. Bailey is the father of Geoffrey R. Bailey and David E. Bailey.

(4) Includes an aggregate of 15,602 shares held in trust for the benefit of Mr. James.

(5) Includes 14,000 shares underlying presently exercisable stock options.

(6) Includes 16,000 shares underlying presently exercisable stock options.
    Includes 94,887 shares underlying presently exercisable stock options.
    Includes 41,961 shares underlying presently exercisable stock options.
    Does not include shares held beneficially by The Bailey Company and The Erie County Investment Co. If those shares were included, the number of shares beneficially held by all directors and executive officers as a group would be 1,310,872 and the percentage of class would be 49.23%.

EXECUTIVE OFFICERS

The executive officers of Good Times Restaurants are as follows:

Name	Age	Positions	Date Began With Company

Boyd E. Hoback	46	President and Chief Executive Officer	September 1987
Robert D. Turrill	53	Vice President of Marketing	October 1990
Scott G. LeFever	43	Vice President of Operations	September 1987

___________________

Boyd E. Hoback. See the description of Mr. Hoback's business experience for the past five years under "Nominees for Election as Directors."

Robert D. Turrill. Mr. Turrill has been vice president of marketing since October 1994 with direct responsibility for menu development, purchasing, research and multi-media advertising for the Company.

Scott G. LeFever. Mr. LeFever has been vice president of operations since August 1995, and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel and cost controls.

Executive officers serve at the discretion of the board of directors. There are no family relationships among the executive officers.

EXECUTIVE COMPENSATION

The following table shows the compensation paid by Good Times Restaurants to its chief executive officer for the last three fiscal years. No other executive officer of Good Times Restaurants received an annual salary and bonus for the last fiscal year in excess of $100,000.

Summary Compensation Table
Annual Compensation					Long-Term Compensation
Name and principal position	Fiscal year	Salary	Bonus (1)	Other annual compensation (2)	Shares Underlying Options	Other ($) (3)
Boyd E. Hoback,	2001	$120,000	0	$10,000	2,500(4)	$1,305
President & Chief	2000	$120,000	0	$10,000	19,231(5)	1,320
Executive Officer	1999	$112,500	$12,000	$10,000	22,639(6)	1,045

(1) The board of directors has approved a bonus plan for Mr. Hoback that is contingent upon certain performance criteria. The plan provides for a bonus of up to 30% of salary for Mr. Hoback.

(2) Consists of an officer expense allowance.

(3) Consists of shares of common stock issued to match employee contribution under the 401(k) plan, which are valued at the market price of the common stock on the date of issuance.

(4) Consists of incentive stock options to purchase 2,500 shares of common stock.

(5) Consists of incentive stock options to purchase 19,231 shares of common stock.

(6) Consists of incentive stock options to purchase 9,590 shares of common stock and non-statutory stock options to purchase 13,049 shares of common stock.

The following table shows the stock option grants to the chief executive officer during the fiscal year ended September 30, 2001.

Option Grants in Last Fiscal Year

(Individual Grants)
Name	Number of shares underlying options granted (#)	Percent of total options granted to employees in fiscal year	Exercise price ($/Sh)	Expiration date
Boyd E. Hoback	2,500	12%	$1.38	10/01/2010

The chief executive officer did not exercise any stock options during the last fiscal year. The fiscal year end value of unexercised options follows:

FY-End Option Values

Name	Number of unexercised options at FY-end (#) exercisable/unexercisable	Value of unexercised in the money options at FY-end ($) exercisable/unexercisable

Boyd E. Hoback	62,237/51,294	$92.50/$499.50(1)

(1) Based on the closing bid price for Good Times Restaurants common stock as reported on the Nasdaq SmallCap Market System at September 30, 2001 of $1.75 per share.

Employment Agreement

Mr. Hoback entered into an employment agreement with Good Times Restaurants in May 1996 that provides for his employment as president and chief executive officer for three years from the date of the agreement at a minimum salary of $110,000 per year, terminable by Good Times Restaurants only for cause. The agreement is renewable annually by the Board of Directors and is under review for extension through September 2004. The agreement provides for payment of one year's salary and benefits upon change of ownership control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dan W. James, II, a director, has guaranteed the payment of restaurant lease obligations of Round the Corner Restaurants. Mr. James does not receive any compensation in connection with these guarantees. To the extent that Mr. James continues to be a guarantor of those obligations, Good Times Restaurants has agreed to indemnify him from any losses that he may incur resulting from those guarantees.

The Bailey Company and The Erie County Investment Co.

Good Times Restaurants issued 426,667 shares of common stock to The Bailey Company in August 1998 as a result of The Bailey Company's conversion of Good Times Restaurants preferred stock purchased in May 1996 under a Series A Convertible Preferred Stock Purchase agreement. Those shares of common stock are subject to registration rights. As long as The Bailey Company holds two-thirds of the shares of common stock the board of directors may not authorize the issuance of shares of preferred stock without the concurrence of The Bailey Company and The Bailey Company has the right to the representation of two directors on the board of directors, one of which has the right to serve as chairman of the board. Geoffrey R. Bailey and David E. Bailey are the current directors representing The Bailey Company on the board of directors, with Geoffrey R. Bailey serving as chairman of the board. Geoffrey R. Bailey is a director and David E. Bailey is a director and executive officer of The Erie County Investment Co., which owns 99% of The Bailey Company. The Bailey Company and The Erie County Investment Co. are principal shareholders of Good Times Restaurants. Geoffrey R. Bailey and David E. Bailey are brothers and their father, Paul T. Bailey, is the principal owner of The Erie County Investment Co.

The Bailey Company and The Erie County Investment Co. entered into an agreement with Good Times Restaurants in September 1998 under which The Bailey Company and The Erie County Investment Co. agreed to guarantee certain loans to Good Times Restaurants. Good Times Restaurants is obligated to pay The Bailey Company and The Erie County Investment Co. quarterly percentage fees in cash or common stock for their guarantees based upon the average outstanding principal and interest of loans guaranteed by them during each calendar quarter. Any common stock issued will be subject to registration rights to the same extent as the common stock issued to The Bailey Company in August 1998 upon conversion of preferred stock. During the fiscal year ended September 30, 1999, Good Times Restaurants entered into a loan agreement with a financial institution under which Good Times Restaurants could borrow up to $3 million. As of September 30, 2001, the outstanding balance for that loan was $672,000. The Bailey Company and The Erie County Investment Co. have guaranteed repayment of 50% of the outstanding balance under this loan. Good Times Restaurants has agreed to pay The Bailey Company and The Erie County Investment Co. a total annual fee of 1% of the average outstanding principal in cash or 1.5% of the average outstanding principal in shares of Good Times Restaurants common stock. During the fiscal year ended September 30, 2001, Good Times Restaurants paid a total of $7,000 in guarantee fees in cash under this arrangement. In addition, Good Times Restaurants has issued to The Bailey Company under this arrangement a warrant to purchase 426,667 shares of common stock at an exercise price of $.0001 per share that is exercisable only in the event of the bankruptcy of Good Times Restaurants.

Good Times Restaurants obtained a $1,850,000 line of credit from a financial institution during the fiscal year ended September 30, 2000. As of September 30, 2001, the outstanding balance on this line of credit was $715,000. The Bailey Company and The Erie County Investment Co. have also guaranteed a portion of this obligation under the same terms as discussed above. During the fiscal year ended September 30, 2001, Good Times Restaurants did not pay any guarantee fees under this arrangement.

Good Times Restaurants and The Bailey Company formed a limited partnership in March 1997 for a joint venture to own and operate Good Times Drive Thru restaurants. The limited partnership is owned 50% by each entity, with Good Times Restaurants as the general partner and The Bailey Company as a limited partner. The limited partnership currently owns one Good Times Drive Thru restaurant. As of September 30, 2001, the limited partnership was indebted on a promissory note in the principal amount of $95,000 for a loan made to the limited partnership for the development of this store, which opened in October 1999. Payment of the promissory note is guaranteed by Good Times Restaurants and The Bailey Company.

During the fiscal year ended September 30, 2001, the construction division of The Bailey Company performed services for the remodeling of various company-owned and co-developed restaurants in connection with the implementation of Good Times Restaurants' new frozen custard product line. Total costs for such services during fiscal 2001 were $406,000 and as of September 30, 2001, Good Times Restaurants owed The Bailey Company a total of approximately $100,000 for those services.

Good Times Restaurants' corporate headquarters are located in a building which is owned by The Bailey Company and in which The Bailey Company also has its corporate headquarters. Good Times Restaurants currently leases its executive office space of approximately 3,350 square feet from The Bailey Company for approximately $44,000 per year. The lease expired April 2001 and is currently under a month to month agreement. Good Times Restaurants currently anticipates renewing the lease at a competitive market rate.

The Bailey Company is also the owner of two franchised Good Times Drive Thru restaurants which are located in Thornton and Loveland, Colorado.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and persons who own more than ten percent of Good Times Restaurants common stock must disclose their initial beneficial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and Good Times Restaurants. The SEC has designated specific deadlines for these reports and Good Times Restaurants must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with Good Times Restaurants and written representations received from reporting persons Good Times Restaurants believes that during the fiscal year ended September 30, 2001 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis, except that due to an inadvertent oversight as to the application of the Section 16(a) reporting requirements to the principal accounting officer/controller, a late Form 3 was filed on behalf of Susan Knutson.

INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has appointed HEIN + ASSOCIATES LLP as Good Times Restaurants' independent auditors for the fiscal year ending September 30, 2002, and to perform other accounting services. Representatives of HEIN + ASSOCIATES LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

Audit Fees

The aggregate fees billed for professional services rendered by HEIN+ ASSOCIATES LLP for its audit of the Company's annual financial statements for the fiscal year ended September 30, 2001, and its reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year were $43,000.

All Other Fees

The aggregate fees billed to Good Times Restaurants for all other services rendered by HEIN + ASSOCIATES LLP for the most recent fiscal year were $5,000. These fees related to preparation and review of the Company's tax returns.

Auditor Independence

The audit committee of the board of directors has considered the effect that the provision of the services described above under the caption "All Other Fees" may have on the independence of HEIN + ASSOCIATES LLP. The audit committee has determined that provision of those services is compatible with maintaining the independence of HEIN + ASSOCIATES LLP as the Company's principal accountants.

FUTURE SHAREHOLDER PROPOSALS

Any Good Times Restaurants shareholder proposal for the annual meeting of shareholders in 2003 must be received by Good Times Restaurants by August 15, 2002 for the proposal to be included in the Good Times Restaurants proxy statement and form of proxy for that meeting. If notice of a proposal for which a shareholder will conduct his or her own proxy solicitation is not received by Good Times Restaurants by November 1, 2002, the person named in proxies solicited by the Good Times Restaurants board of directors may use his discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS

The board of directors does not know of any other matters to be brought before the annual meeting. If any other matter not mentioned in this proxy statement are properly brought before the annual meeting, the person named in the enclosed proxy intends to vote such proxy in accordance with his best judgment on that matter.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer

December 21, 2001

Appendix A

GOOD TIMES RESTAURANTS INC.

2001 STOCK OPTION PLAN

1. Purpose.

(a) The purpose of this 2001 Stock Option Plan (the "Plan") of Good Times Restaurants Inc., a Nevada corporation, is to provide a means by which key Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to purchase Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6 hereof, and a separate certificate or certificates will be issued for shares purchased upon exercise of each type of Option.

2. Definitions.

(a) "Affiliate" means any parent or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) "Common Stock" means the Company's common stock, par value $.001 per share.

(f) "Company" means Good Times Restaurants Inc., a Nevada corporation.

(g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services.

(h) "Continuous Status as an Employee, Director or Consultant" means the employment of the Employee or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or among the Company, Affiliates and their successors.

(i) "Director" means a member of the Board.

(j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Fair Market Value" means the value of the Common Stock of the Company as determined in good faith by the Board, provided that (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq Stock Market, the Fair Market Value shall be the mean between the lowest and highest reported sale prices of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the particular date as of which Fair Market Value is determined, and (ii) if the principal market of the Common Stock is not a national securities exchange or the Nasdaq Stock Market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Common Stock as reported on the OTC Bulletin Board or comparable service on the particular date as of which Fair Market Value is determined.

(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) "Option" means a stock option granted pursuant to the Plan.

(q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(r) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

(s) "Plan" means this Stock Option Plan.

(t) "Rule 16a-12" means Rule 16a-12 under the Exchange Act or any successor to Rule 16a-12.

(u) "Securities Act" means the Securities Act of 1933, as amended.

3. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to and within the limitations of the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the exercise price of such Option and time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board in the exercise of this power may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Option as provided in Section 11.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. Shares Subject to the Plan.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall be Common Stock of the Company and shall not exceed in the aggregate 150,000 shares of Common Stock of the Company. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares purchased on the market or otherwise.

5. Eligibility.

(a) Subject to the following provisions of this Section 5, all Employees and Directors of and Consultants to the Company and its Affiliates are eligible to participate in the Plan. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

6. Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be as determined in the discretion of the Board.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of either the grant or the exercise of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest under any applicable provisions of the Code of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16a-12 (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on Common Stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the Common Stock covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, which the Board may define, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Common Stock covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Common Stock covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Common Stock covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.

If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the Common Stock covered by such Option shall revert to and again become available for issuance under the Plan.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the Common Stock subject to the Option prior to the full vesting of the Option. Any unvested Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock of the Company otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

7. Covenants of the Company.

(a) During the terms of the Options, the Company shall keep reserved and available at all times the number of shares of Common Stock which may be purchased pursuant to the exercise of such Options.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Options; provided however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8. Use of Proceeds from Sale of Stock. Proceeds from the sale of Common Stock pursuant to the exercise of Options shall constitute general funds of the Company.

9. Miscellaneous.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10. Adjustments Upon Changes in Stock.

(a) If any change is made in the Common Stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be automatically adjusted as appropriate in the class(es) and maximum number of Common Stock shares subject to the Plan pursuant to subsection 4(a) and the outstanding Options will be automatically adjusted as appropriate in the class(es) and number of shares and price per share of Common Stock subject to such outstanding Options.

(b) In the event of: (1) a sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) any other capital reorganization in which the Company's shareholders receive less than fifty percent of the outstanding voting shares of the new or surviving corporation, then the time during which such Options may be exercised shall be accelerated to permit the Optionee to exercise all such Options in full prior to such event, and the Options shall terminate if not exercised prior to such event. In the event that any such accelerated option vesting received or to be received by an Optionee pursuant to this subsection 10(b) (the "Benefit") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code and (ii) but for this subsection 10(b), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Benefit shall be reduced to the extent necessary so that no portion of the Benefit will be subject to the Excise Tax, as determined in good faith by the Company; provided, however, that if, in the absence of any such reduction (or after such reduction), the Optionee believes that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by the Optionee in his or her discretion so that the Excise Tax would not apply. If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service ("IRS") determines that the Optionee is liable for the Excise Tax as a result of the Benefit, then the Optionee shall be obligated to return to the Company, within thirty days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by the Optionee constitutes a "parachute payment" within the meaning of Section 280G of the Code that is subject to the Excise Tax.

11. Amendment of the Plan and Options.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares of Common Stock reserved for Options under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with any other regulatory requirements.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided however, that the rights and obligations under any Option shall not be altered or impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the ten year anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13. Effective Date of Plan. The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

PROXY

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders on January 25, 2002.

The undersigned hereby appoints Boyd E. Hoback, with power of substitution, as proxy for the undersigned to vote all shares of Good Times Restaurants common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held on January 25, 2002, and at any reconvened meeting after any adjournment thereof, as directed below and at his discretion on any other matters that may properly be presented at the meeting.

1. Election of Directors: The Good Times Restaurants board of directors has nominated the following seven persons for election as directors and recommends a vote "For" all of the nominees. To date no one has been nominated by anyone other than the board of directors.

Nominees: Geoffrey R. Bailey, Dan W. James, II, Boyd E. Hoback, Richard J. Stark, Thomas P. McCarty, Alan A. Teran and David E. Bailey

For all	Withheld for All
[ ]	[ ]

Withheld for the following only (write the nominee name(s) in the space below):

______________________________________________________________________________

2. Approval of 2001 Stock Option Plan: The Good Times Restaurants board of directors has adopted a 2001 Stock Option Plan that provides for the granting of stock options to employees, directors and consultants to purchase up to a total of 150,000 shares of Good Times Restaurants common stock and recommends a vote "For" approval of the 2001 Stock Option Plan.

For	Against	Abstain
[ ]	[ ]	[ ]

This proxy when properly executed will be voted in the manner directed by the undersigned.

If this proxy is properly executed but no voting directions are given, this proxy will be voted "For" all nominees for election of director and "For" approval of the 2001 Stock Option Plan.

This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, Good Times Restaurants did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Good Times Restaurants management.

Please sign exactly as your name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned:________________ Dated:______________

_____________________________ _________________________________

Signature of Shareholder Signature if held jointly

(Sign exactly as name appears on certificate)